Press Release

deltathree Receives Nasdaq Notification

NEW YORK, NY - September 20, 2007 - deltathree, Inc. (NASDAQ: DDDC), a leading provider of SIP-based Voice over Internet Protocol (VoIP) solutions for service providers and consumers worldwide, today announced that on September 17, 2007, it received a notice from the Nasdaq Stock Market, stating that the Company's common stock had not maintained a minimum bid price of $1.00 over a period of 30 consecutive trading days as required under Nasdaq Marketplace Rule 4310(c)(4) (the “Rule”). As such, the Company has 180 calendar days from the date of noncompliance, or until March 17, 2008, to regain compliance within the minimum bid price requirement.

If, at any time before March 17, 2008, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company is in compliance with the Rule. If compliance with this Rule cannot be demonstrated by March 17, 2008, Nasdaq will determine whether the Company meets the Nasdaq Capital Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement. If it meets the initial listing criteria, the Nasdaq Staff will notify the Company that it has been granted an additional 180 calendar day compliance period. If the Company is not eligible for an additional compliance period, the Nasdaq Staff will provide written notification that the Company’s securities will be delisted. At that time, the Company has the option to appeal the decision to the Nasdaq Listing Qualifications Panel. deltathree is evaluating appropriate steps in an attempt to bring the Company in compliance within the 180 day period.

About deltathree
Founded in 1996, deltathree, Inc. is a leading provider of integrated Voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructure. deltathree offers high quality Internet telephony solutions that are viable and cost-effective alternatives to traditional telephone services. Supporting hundreds of thousands of active users around the world, deltathree serves customers through its two primary distribution channels: the Service Provider / Reseller channel and the direct-to-consumer channel. deltathree’s advanced solutions offer service providers and resellers a full spectrum of private label VoIP products and services, as well as a back-office suite of services. Utilizing advanced Session Initiation Protocol (SIP) technology, deltathree provides all the components to support a complete VoIP service deployment. deltathree’s Consumer Group consists of the award-winning iConnectHere direct-to-consumer offering and joip, the newly formed consumer brand that powers the VoIP service of Panasonic’s GLOBARANGE hybrid phone.

For more information about deltathree, please visit: www.deltathree.com.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements, including expectations relating to our acquisition of the assets from Go2Call and expected synergies. Among the factors that could cause actual results to differ are: our failure to successfully integrate Go2Call assets and certain personnel into our business and achieve expected synergies; our failure to retain key customers and to retain certain personnel; uncertainty of our future profitability; our ability to expand our revenues from multiple sources and customer bases; our ability to obtain additional capital to finance operations and grow our business; decreasing rates of all related telecommunications services, which could prevent our future profitability; our limited operating history; our acquisition activity could disrupt our ongoing business; the public’s acceptance of VoIP telephony, and the level and rate of customer acceptance of our new products and services; the competitive environment of Internet telephony and our ability to compete effectively; fluctuations in our quarterly financial results; our ability to handle a large number of simultaneous calls; our ability to maintain and operate our computer and communications systems, without interruptions or security breaches; our ability to operate in international markets; our ability to retain key personnel to support our products and ongoing operations; our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of equipment owned and operated by third parties; the uncertainty of future governmental regulation; the need for ongoing product and service development in an environment of rapid technological change; and other risk factors contained in deltathree's periodic reports on file with the SEC and available on the Internet at http://www.sec.gov. Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

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deltathree Media Relations Contact:	deltathree Investor Relations Contact:
Susan Park	Erik Knettel
deltathree, Inc.	The Global Consulting Group
Phone: (212) 500-4836	Phone: (646) 284-9415
pr@deltathree.com	ir@deltathree.com

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